UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report: December 11, 2002


                         _______________


                       EOG RESOURCES, INC.
     (Exact name of registrant as specified in its charter)



         Delaware              1-9743           47-0684736
      (State or other        (Commission     (I.R.S. Employer
       jurisdiction             File       Identification No.)
    of incorporation or        Number)
       organization)


         333 Clay
        Suite 4200                                77002
      Houston, Texas                            (Zip code)
   (Address of principal
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)


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EOG RESOURCES, INC.


Item 5.  Other Events.

     On December 10, 2002, EOG Resources, Inc., a Delaware corporation ("EOG" or the "Company"), entered into an amendment (the "Amendment") to its Rights Agreement, dated as of February 14, 2000, as amended, between the Company and EquiServe Trust Company, N.A. (as Rights Agent) (the "Rights Agreement") to create an exception to the definition of "Acquiring Person" to permit a qualified institutional investor to "Beneficially Own" 10% or more but less than 15% of the Company's common stock, par value $.01 per share (the "Company Common Stock") then outstanding without being deemed an Acquiring Person if such institutional investor meets the following requirements: (1) such institutional investor is described in Rule 13d-1(b)(1) promulgated under the Securities Exchange Act of 1934 and is eligible to report (and does in fact report) beneficial ownership of Common Stock on Schedule 13G; (2) such institutional investor is not required to file a
Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of Company Common Stock; and (3) such institutional investor does not Beneficially Own 15% or more of the Company Common Stock then outstanding. Under the terms of the Rights Agreement, a "Person" (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any entity holding Company Common Stock for or pursuant to the terms of any such plan) who does not meet the aforementioned exception is deemed an Acquiring Person if such Person is the Beneficial Owner of 10% or more of the Company Common Stock.

     A copy of the Amendment is set forth as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing is qualified in its entirety by reference to the Amendment.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

     4.1 Amendment, dated as of December 10, 2002, to the Rights Agreement, dated as of February 14, 2000, between EOG and EquiServe Trust Company, N.A., as amended.

Item 9.  Regulation FD Disclosure

Natural Gas and Crude Oil Financial Price Swap and Collar Contracts

I.  Natural Gas Financial Price Swap and Collar Contracts -
    Presented below is a summary of EOG's natural gas financial price swap and collar contracts. EOG accounts for these price swap and collar contracts utilizing the mark-to-market accounting method.

    (a)  Price Swaps

         EOG had price swaps in place, which are closed, covering notional volumes of 200,000 MMBtud at an average price of $3.13 per MMBtu for October 2002 and notional volumes of 75,000 MMBtud at an average price of $3.35 per MMBtu for November and December 2002.

    (b)  Costless Collars

         EOG had costless collar contracts in place covering notional volumes of 100,000 MMBtud with a floor price of $3.10 per MMBtu and ceiling prices that averaged $3.43 per MMBtu for October 2002. These contracts closed at a settlment price greater than the ceiling price.

         For the period February 2003 through December 2003, EOG has a costless collar contract in place with the following floor and ceiling prices covering notional volumes of 25,000 MMBtud:

                            Floor Price   Ceiling Price
         2003                ($/MMBtu)      ($/MMBtu)

         February             $ 4.19         $ 5.05
         March                $ 4.08         $ 5.00
         April                $ 3.88         $ 4.80
         May                  $ 3.78         $ 4.70
         June                 $ 3.78         $ 4.70
         July                 $ 3.79         $ 4.73
         August               $ 3.79         $ 4.73
         September            $ 3.77         $ 4.73
         October              $ 3.77         $ 4.73
         November             $ 3.90         $ 4.90
         December             $ 4.04         $ 5.05

    (c)  Collars

         For the full year 2003, EOG has a collar contract in place with the following floor and ceiling prices covering notional volumes of 50,000 MMBtud:

                            Floor Price   Ceiling Price
         2003                ($/MMBtu)      ($/MMBtu)

         January              $ 3.87         $ 6.09
         February             $ 3.76         $ 5.98
         March                $ 3.61         $ 5.83
         April                $ 3.59         $ 4.97
         May                  $ 3.54         $ 4.92
         June                 $ 3.56         $ 4.94
         July                 $ 3.59         $ 4.97
         August               $ 3.60         $ 4.98
         September            $ 3.60         $ 4.98
         October              $ 3.60         $ 4.98
         November             $ 3.77         $ 5.15
         December             $ 3.92         $ 5.30

         This collar contract was purchased at a premium of $0.10 per MMBtu.

II. Crude Oil Financial Price Swap Contracts - EOG has a contract in place covering notional volumes of two thousand barrels of oil per day at a price of $21.50 per barrel for the period October 2002 through December 2002. The portion of the contract that covers October and November 2002 is closed.

    For the full year 2003, EOG has contracts in place covering notional volumes of two thousand barrels of oil per day at an average price of $25.44 per barrel. EOG accounts for these price swap contracts utilizing the mark-to-market accounting method.


Definitions
     $/MMBtu   US Dollars per million British thermal units
     MMBtu     Million British thermal units
     MMBtud    Million British thermal units per day



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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               EOG RESOURCES, INC.




Date: December 11, 2002    By: /s/ TIMOTHY K. DRIGGERS
                              Timothy K. Driggers
                            Vice President, Accounting
                             and Land Administration
                           (Principal Accounting Officer)

                          EXHIBIT INDEX

     4.1 Amendment, dated as of December 10, 2002, to the Rights Agreement, dated as of February 14, 2000, between EOG and EquiServe Trust Company, N.A., as amended.